Jody M. Walker
                                 7841 South Garfield Way
                                 Littleton, Colorado 80122
                                 Telephone (303) 850-7637
                                 Facsimile (303) 220-9902

June 25, 2001

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN
THE REGISTRATION STATEMENT ON FORM SB-2 OF GLOBAL FOODS ONLINE, INC. AND ANY AMENDMENTS.

I am securities counsel for the above mentioned Company and I have prepared the registration statement on Form SB-2 and any amendments. I hereby consent to the inclusion and reference of my name and to a discussion of the opinion in the prospectus and the reproduction of the opinion in an exhibit in the Registration Statement on Form SB-2 and any amendments for Global Foods Online.

It is my opinion that the securities of Global Foods Online, Inc. and those which are registered with the Securities and Exchange Commission pursuant to Form SB-2 Registration Statement of Global Foods Online, Inc. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.

                                              Yours very truly,


                                             /s/Jody M. Walker
                                                Jody M. Walker